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                       OFFICE OF THE UNITED STATES TRUSTEE
                                                                          PAGE 1
                         CENTRAL DISTRICT OF CALIFORNIA
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IN RE:                                 )  DEBTOR IN POSSESSION INTERIM STATEMENT
                                       )
   SN Insurance Administrators, Inc.   )                 STATEMENT NO. 13
                                       )          FOR THE PERIOD FROM: 4/1/2001
                                 DEBTOR)                           TO: 4/30/2001
                                       )
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CHAPTER 11 CASE NO.  SV00-14102-GM     )
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
                                                        -------------------------------------------------------------------------
                                                          DIP Payroll       DIP Operating     DIP WCMA / MLIF      DIP Operating
                                                            Account           Account             Account             Account
                                                        -------------------------------------------------------------------------
                                                                             CLOSED 2/01
CASH ACTIVITY ANALYSIS
                                                        -------------------------------------------------------------------------
A.   Total Receipts Per All Prior Interim Statements     $12,499,745.61      $201,886.69       $732,595.85           $30,000.00

B.   Less:  Total Disbursements Per All Prior            $12,491,742.86      $201,886.69       $113,401.11           $21,947.24
              Interim Statements
                                                        -------------------------------------------------------------------------
C.   Beginning Balance                                        $8,002.75            $0.00       $619,194.74            $8,052.76
                                                        -------------------------------------------------------------------------
D.   Receipts During Current Period

          Per Attached Schedule                              $39,211.81            $0.00         $2,296.26           $56,003.59
                                                        -------------------------------------------------------------------------
E.   Balance Available                                       $47,214.56            $0.00       $621,491.00           $64,056.35
                                                        -------------------------------------------------------------------------
F.   Less:  Disbursements During Period

          Per Attached Schedule                              $38,448.61            $0.00        $74,251.81           $31,913.70
                                                        -------------------------------------------------------------------------
G.   Ending Balance                                           $8,765.95            $0.00       $547,239.19           $32,142.65
                                                        -------------------------------------------------------------------------



                                                        ---------------------------------------------------------------------------
                                                         Pre-Petition      Pre-Petition       Pre-Petition         Pre-Petition
                                                        Payroll Account  Operating Account  Concentration Acct  Account Payable Acct
                                                        ----------------------------------------------------------------------------
                                                        CLOSED 5/12/00    CLOSED 6/1/00      CLOSED 5/10/00        CLOSED 5/15/00
CASH ACTIVITY ANALYSIS
                                                        ----------------------------------------------------------------------------
A.   Total Receipts Per All Prior Interim Statements      $89,716.19           $55.00                $0.00                $0.00

B.   Less:  Total Disbursements Per All Prior             $89,716.19           $55.00                $0.00                $0.00
              Interim Statements
                                                        ----------------------------------------------------------------------------
C.   Beginning Balance                                         $0.00            $0.00                $0.00                $0.00
                                                        ----------------------------------------------------------------------------
D.   Receipts During Current Period

          Per Attached Schedule                                $0.00            $0.00                $0.00                $0.00
                                                        ----------------------------------------------------------------------------
E.   Balance Available                                         $0.00            $0.00                $0.00                $0.00
                                                        ----------------------------------------------------------------------------
F.   Less:  Disbursements During Period

          Per Attached Schedule                                $0.00            $0.00                $0.00                $0.00
                                                        ----------------------------------------------------------------------------
G.   Ending Balance                                            $0.00            $0.00                $0.00                $0.00
                                                        ----------------------------------------------------------------------------

H.  ACCOUNT INFORMATION

    (1). DIP Payroll Account

         (a) Bank name and location          Bank of America, 345 Montgomery
                                             Street, LL1, San Francisco, CA
                                             94104
         (b) Account Number                  15811-20465

    (2). DIP Operating Account

         (a) Bank name and location          Imperial Bank, 226 Airport Parkway,
                                             San Jose, CA 95110
         (b) Account Number                   17-402-552            CLOSED 2/01

    (3). DIP WCMA/MLIF Account

         (a) Bank name and location          Merrill Lynch, 10 West Second
                                             Street, #400, Dayton, OH 45402
         (b) Account Number                  77M07W62

    (4). DIP Operating Account

         (a) Bank name and location          Bank of America, 345 Montgomery
                                             Street, LL1, San Francisco, CA
                                             94104

         (b) Account Number                  15816-16574

    (5). Pre-Petition Payroll Account

         (a) Bank name and location          Bank of America, 2049 Century Park
                                             East, 2nd Floor, Los Angeles, CA
                                             90067

         (b) Account Number                  14177-04994         CLOSED 5/12/00

    (6). Pre-Petition Operating Account

         (a) Bank name and location          Imperial Bank, 226 Airport Parkway,
                                             San Jose, CA 95110

         (b) Account Number                  17-401-289          CLOSED 6/1/00

    (7). Pre-Petition Concentration Account

         (a) Bank name and location          Bank of America, 2049 Century Park
                                             East, 2nd Floor, Los Angeles, CA
                                             90067

         (b) Account Number                  14178-04941         CLOSED 5/10/00

    (8). Pre-Petition Accounts Payable Account

         (a) Bank name and location          Bank of America, 2049 Century Park
                                             East, 2nd Floor, Los Angeles, CA
                                             90067

         (b) Account Number                  77652-01166         CLOSED 5/15/00

I.      Other Monies On Hand:  None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowlege:

Dated:   5/22/2001                              Signed:  /s/ ALEX CORBETT
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